EXHIBIT 99.1

     Rock-Tenn Company Reports Second Quarter Fiscal 2005 Results


    NORCROSS, Ga.--(BUSINESS WIRE)--April 28, 2005--Rock-Tenn Company (NYSE:RKT) today reported financial results for the quarter ended March 31, 2005, its second quarter of fiscal 2005. Net sales for the second quarter of fiscal 2005 were $394.3 million. The Company reported net income of $0.2 million, or $0.01 per diluted share, for the quarter, which included pre-tax restructuring and other costs of $2.7 million. Net sales in the second quarter of fiscal 2004 were $400.0 million. Income from continuing operations in the prior year quarter was $3.0 million, or $0.09 per diluted share. Net income for the second quarter of fiscal 2004 was $2.9 million, or $0.08 per diluted share, reflecting a loss of $0.01 per diluted share from discontinued operations. Net income for the quarter also reflected pretax restructuring and other costs of $5.6 million.

    Segment Results

    Packaging Products Segment

    Packaging Products segment sales were $218.8 million in the second quarter of fiscal 2005 compared to $231.8 million in the second quarter of fiscal 2004. Packaging Products segment operating income was $5.7 million and $10.2 million in the second quarters of fiscal 2005 and 2004, respectively.
    Folding carton sales were $183.6 million in the second quarter of fiscal 2005, down 8.1% from the prior year quarter. Interior packaging sales increased 10.2% over the prior year quarter due to a combination of higher prices and increased volume. Operating income was adversely affected by lower folding carton volume and increased board costs.

    Merchandising Displays and Corrugated Packaging Segment

    Merchandising Displays and Corrugated Packaging segment sales were $86.1 million in the second quarter of fiscal 2005 compared to $77.4 million in the second quarter of fiscal 2004. The sales increase was primarily due to a 41.5% increase in sales of corrugated packaging, which was primarily driven by sales from the Athens, Alabama corrugator, which Rock-Tenn acquired in August 2004, and higher average selling prices. Operating income for the segment was $4.8 million in the second quarter of fiscal 2005 compared to $7.5 million in the prior year quarter. Operating income for the segment was primarily affected by changes in customer and product mix for merchandising displays.

    Paperboard Segment

    Paperboard segment sales were $131.8 million in the second quarter of fiscal 2005 compared to $136.1 million in the second quarter of fiscal 2004. Operating income in the segment increased to $3.7 million in the second quarter of fiscal 2005 compared to $2.4 million in the prior year quarter. Paperboard tons shipped in the second quarter of fiscal 2005 were 254,934 tons compared to 291,685 tons in the year ago quarter. The Company's mills operated at 95% of capacity during the quarter. The decline in tons shipped was due primarily to the closure in July 2004, of the Otsego, Michigan mill and lower demand for clay coated recycled paperboard compared to last year. The improvement in operating income from the prior year quarter was a result of higher paperboard selling prices and the closure of the Otsego mill, the Wright City converting plant and the laminated product lines at the Aurora facility.

    Chairman and Chief Executive Officer's Statement

    Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "This quarter's results reflect the impact of higher costs of recycled fiber, purchased paperboard, natural gas, chemicals and freight. We had anticipated a decline in folding carton volume due to the closing of our St. Paul facility in January. However, demand for both folding cartons and clay coated recycled paperboard was much weaker than we anticipated. These cost pressures and weak demand more than offset improvements in operations and our intense cost reduction efforts."

    Selling, General & Administrative Expenses

    Selling, general and administrative (SG&A) expenses were 12.3% of net sales in the second quarter of fiscal 2005, compared to 12.8% of net sales in the prior year quarter.

    Financing

    During the quarter Rock-Tenn Company purchased $3.5 million of its 2005 Notes at an average price of 101.75% of par value, or $0.06 million over par value, excluding the favorable impact of unamortized realized interest rate swap gains. The average price including the favorable impact of unamortized realized interest rate swap gains was 101.05% of par value, or $0.04 million over par value.

    Cash Provided By Operating Activities

    Net cash provided by operating activities in the second quarter of fiscal 2005 was $14.2 million compared to cash provided by operating activities from continuing operations of $21.6 million in the prior year quarter.

    Conference Call

    The Company will host a conference call to discuss its results of operations for the second quarter of fiscal 2005 and other topics that may be raised during the discussion at 11:00 a.m., Eastern Time, on Thursday, April 28, 2005. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

    About Rock-Tenn Company

    Rock-Tenn Company provides marketing and packaging solutions to consumer products companies at low costs, with annual net sales of $1.6 billion and over 80 operating locations in the United States, Canada, Mexico and Chile.


                          ROCK-TENN COMPANY
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


----------------------------------------------------------------------

                                    FOR THE THREE      FOR THE SIX
                                     MONTHS ENDED      MONTHS ENDED
                                       March 31,         March 31,
                                    2005     2004     2005     2004
----------------------------------------------------------------------

NET SALES
                                  $394,338 $400,000 $780,155 $766,110

Cost of Goods Sold                 335,159  331,791  665,152  636,050

----------------------------------------------------------------------

Gross Profit                        59,179   68,209  115,003  130,060
Selling, General and
 Administrative Expenses            48,509   51,296   94,967   99,397
Restructuring and Other Costs        2,724    5,643    3,200    5,748

----------------------------------------------------------------------

Operating Profit                     7,946   11,270   16,836   24,915
Interest Expense                    (6,771)  (5,871) (13,219) (11,775)
Interest and Other Income (Loss)       (76)     131      100      204
Income (Loss) from Unconsolidated
 Joint Venture                         200      (83)     343     (133)
Minority Interest in Income of
 Consolidated Subsidiary              (703)    (590)  (1,568)  (1,476)

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES               596    4,857    2,492   11,735

Provision for Income Taxes             356    1,848    1,770    4,560

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS      240    3,009      722    7,175

Income from Discontinued
 Operations, Net of Taxes                -      (99)     ---    7,614

NET INCOME                        $    240 $  2,910 $    722 $ 14,789
----------------------------------------------------------------------
Weighted Average Common Shares
 Outstanding-Diluted                35,879   35,312   35,887   35,305

----------------------------------------------------------------------

Diluted Earnings Per Share:
     Income from Continuing
      Operations                  $   0.01 $   0.09 $   0.02 $   0.20
     Income from Discontinued
      Operations                      0.00    (0.01)    0.00     0.22
                                   -------- -------- -------- --------
Diluted Earnings Per Share        $   0.01 $   0.08 $   0.02 $   0.42

----------------------------------------------------------------------

                          ROCK-TENN COMPANY
                     INDUSTRY SEGMENT INFORMATION
                             (UNAUDITED)
                 (IN THOUSANDS, EXCEPT TONNAGE DATA)


----------------------------------------------------------------------

                                    FOR THE THREE       FOR THE SIX
                                     MONTHS ENDED       MONTHS ENDED
                                       March 31,          March 31,
                                    2005     2004      2005     2004
----------------------------------------------------------------------

NET SALES:

Packaging Products Segment        $218,792 $231,772 $440,556 $440,647
Merchandising Displays and
    Corrugated Packaging Segment    86,090   77,440  165,600  150,958
Paperboard Segment                 131,831  136,142  260,534  264,404
Intersegment Eliminations          (42,375) (45,354) (86,535) (89,899)

----------------------------------------------------------------------

TOTAL                             $394,338 $400,000 $780,155 $766,110

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
    BEFORE TAXES:

Packaging Products Segment        $  5,722 $ 10,208 $ 10,996 $ 17,245
Merchandising Displays and
    Corrugated Packaging Segment     4,835    7,507    7,523   13,439
Paperboard Segment                   3,650    2,361    8,004    5,491


----------------------------------------------------------------------

Segment Income                    $ 14,207 $ 20,076 $ 26,523 $ 36,175

Restructuring and Other Costs       (2,724)  (5,643)  (3,200)  (5,748)
Non-Allocated Expense               (3,337)  (3,246)  (6,144)  (5,645)
Interest Expense                    (6,771)  (5,871) (13,219) (11,775)
Interest and Other Income (Loss)       (76)     131      100      204
Minority Interest in Income of
  Consolidated Subsidiary             (703)    (590)  (1,568)  (1,476)

----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
    BEFORE TAXES                  $    596 $  4,857 $  2,492 $ 11,735


----------------------------------------------------------------------


Paperboard Shipped (in tons)       254,934  291,685  508,191  566,275

----------------------------------------------------------------------


                          ROCK-TENN COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)
                            (IN THOUSANDS)


----------------------------------------------------------------------

                                  FOR THE THREE       FOR THE SIX
                                   MONTHS ENDED       MONTHS ENDED
                                     March 31,          March 31,
                                  2005     2004      2005      2004

----------------------------------------------------------------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
Income from continuing
 operations                     $    240 $  3,009 $     722 $   7,175

Items in income not affecting
 cash:
Depreciation and amortization     18,579   18,557    37,030    37,159
Deferred income taxes             (1,626)  (1,034)     (449)   (4,388)
Deferred compensation expense        348      281       748       562
Income tax benefit of employee
 stock options                         2      ---       127       188
(Gain) loss on disposal of
 property, plant and equipment
 and other, net                       16   (1,722)       81    (2,170)
(Gain) loss on currency
 translation                         (42)    (275)      341      (241)
(Income) loss from
 unconsolidated joint venture       (200)      83      (343)      133
Minority interest in income of
 consolidated subsidiary             703      590     1,568     1,476
Impairment loss (income) and
 other non-cash items                783    6,619       (74)    6,619
Pension funding less than
 expense                           4,291    4,181     7,640     8,597
Net changes in operating assets
 and liabilities                  (8,867)  (8,727)  (10,775)  (20,382)

----------------------------------------------------------------------

CASH PROVIDED BY OPERATING
 ACTIVITIES FROM CONTINUING
 OPERATIONS                       14,227   21,562    36,616    34,728
Cash provided by (used for)
 operating activities from
 discontinued operations             ---      (80)      ---       451
                                 -------- -------- --------- ---------
NET CASH PROVIDED BY OPERATING
 ACTIVITIES                       14,227   21,482    36,616    35,179

----------------------------------------------------------------------

INVESTING ACTIVITIES:

Capital expenditures             (12,278) (14,923)  (22,452)  (30,344)
Purchases of available-for-sale-
 investments                     (85,690) (82,760) (175,250) (135,520)
Maturities and sales of
 available-for-sale investments   87,690   92,760   172,250   107,890
Cash paid for purchase of
 businesses, net of cash
 received                            ---      (34)      (75)   (1,094)
Cash contributed to joint
 venture                             (17)      (3)      (17)     (103)
Proceeds from sale of property,
 plant and equipment                 465    4,485     2,508     5,178

----------------------------------------------------------------------

CASH USED FOR INVESTING
 ACTIVITIES FROM CONTINUING
 OPERATIONS                       (9,830)    (475)  (23,036)  (53,993)
Cash provided by (used for)
 investing activities from
 discontinued Operations             ---      (22)      ---    61,921
                                 -------- -------- --------- ---------
NET CASH PROVIDED BY (USED FOR)
 INVESTING ACTIVITIES             (9,830)    (497)  (23,036)    7,928

----------------------------------------------------------------------

FINANCING ACTIVITIES:

Net repayments to revolving
 credit facilities                   ---      ---       ---    (3,500)
Repayments of debt                (3,607)    (139)   (9,711)   (9,246)
Proceeds from monetizing swap
 contracts                           ---    4,169       ---     4,169
Debt issuance costs                  ---      ---       (64)      ---
Issuance of common stock             935    1,374     2,759     2,785
Cash dividends paid to
 shareholders                     (3,228)  (2,991)   (6,450)   (5,969)
Distribution to minority
 interest                            ---     (350)     (525)     (350)

----------------------------------------------------------------------

CASH PROVIDED BY (USED FOR)
 FINANCING ACTIVITIES             (5,900)   2,063   (13,991)  (12,111)

----------------------------------------------------------------------

Effect of exchange rate changes
 on cash                              50      210       255       417

INCREASE (DECREASE)  IN CASH AND
 CASH EQUIVALENTS                 (1,453)  23,258      (156)   31,413

Cash and cash equivalents:
Beginning of period               29,958   22,328    28,661    14,173

----------------------------------------------------------------------

End of period                   $ 28,505 $ 45,586 $  28,505 $  45,586

----------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
Cash paid during the period for:
     Income taxes, net of
      refunds                   $  2,704 $  8,213 $   4,705 $  10,554
     Interest, net of amounts
      capitalized                 14,535   16,955    14,848    17,275

----------------------------------------------------------------------

                          ROCK-TENN COMPANY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (UNAUDITED)
                            (IN THOUSANDS)


----------------------------------------------------------------------
                                  MARCH 31, DECEMBER 31, SEPTEMBER 30,
                                      2005       2004        2004

----------------------------------------------------------------------

ASSETS:

Cash and cash equivalents         $   28,505  $   29,958   $   28,661

Investment in available-for-sale
 securities                           31,230      33,230       28,230

Receivables - net                    161,299     154,970      177,378

Inventories - at LIFO cost           128,896     134,057      127,359

Other current assets                  26,520      25,399       22,286

Current assets held for sale             427         804        1,526

----------------------------------------------------------------------

TOTAL CURRENT ASSETS                 376,877     378,418      385,440

----------------------------------------------------------------------

Land, building and equipment - net   543,441     549,868      552,803

Intangible and other assets          343,114     345,808      345,570

----------------------------------------------------------------------

TOTAL ASSETS                      $1,263,432  $1,274,094   $1,283,813

----------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS'
 EQUITY:

Current maturities of debt        $   74,716  $   78,116   $   83,906
Current net fair value hedge
 adjustments resulting from
 terminated interest rate
 derivatives or swaps                    767       1,401        2,148
Current net fair value hedge
 adjustments resulting from
 existing interest rate
 derivatives or swaps                   (393)       (417)        (294)
                                   ----------  ----------   ----------
Total current maturities of debt      75,090      79,100       85,760

Other current liabilities            165,137     171,913      183,756
----------------------------------------------------------------------

TOTAL CURRENT LIABILITIES            240,227     251,013      269,516

----------------------------------------------------------------------

Long-term maturities of debt         381,300     381,496      381,694
Net fair value hedge adjustments
 resulting from terminated
 interest rate derivatives or
 swaps                                17,935      18,514       19,087
Net fair value hedge adjustments
 resulting from existing interest
 rate derivatives or swaps            (8,544)     (3,509)      (2,480)
                                   ----------  ----------   ----------
Total long-term debt                 390,691     396,501      398,301

Deferred income taxes                 85,163      86,529       84,947

Other long-term items                104,952      94,473       93,448

Shareholders' equity                 442,399     445,578      437,601

----------------------------------------------------------------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY             $1,263,432  $1,274,094   $1,283,813

----------------------------------------------------------------------

Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics


                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      ------------------------------------------------

Average Price Per Ton
----------------------
Coated & Specialty
 Paperboard (a)
     2003                 $434     $418     $437     $438        $432
     2004                  440      439      456      470         451
     2005                  482      487      ---      ---         ---

Corrugated Medium
     2003                  343      335      340      333         338
     2004                  331      341      350      383         352
     2005                  394      405      ---      ---         ---

All Tons
     2003                  419      406      423      421         417
     2004                  422      424      439      455         435
     2005                  467      472      ---      ---         ---

Average Recovered
Paper Cost
     2003                   82       78       88       86          83
     2004                   86       94      107      105          98
     2005                  102      103      ---      ---         ---

Tons Shipped
----------------------
Coated and Specialty(a)
     2003              217,318  241,905  239,293  234,606     933,122
     2004              230,710  248,743  248,078  224,881     952,412
     2005              210,566  209,706      ---      ---         ---

Corrugated Medium
     2003               40,815   41,459   40,413   45,023     167,710
     2004               43,880   42,942   44,667   46,103     177,592
     2005               42,691   45,228      ---      ---         ---

Total
     2003              258,133  283,364  279,706  279,629   1,100,832
     2004              274,590  291,685  292,745  270,984   1,130,004
     2005              253,257  254,934      ---      ---         ---

    (a) Specialty Paperboard Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our joint venture with LaFarge North America, Inc.


Rock-Tenn Company Quarterly Statistics

Segment Sales and Operating Income
(In Thousands)

                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      ------------------------------------------------

Packaging Segment
 Sales
     2003             $173,677 $196,277 $210,180 $221,268    $801,402
     2004              208,875  231,772  231,526  235,912     908,085
     2005              221,764  218,792      ---      ---         ---
Packaging Income
     2003               $4,924   $9,951  $10,792  $12,893     $38,560
     2004                7,037   10,208   11,714    9,038      37,997
     2005                5,274    5,722      ---      ---         ---
Return On Sales
     2003                  2.8%     5.1%     5.1%     5.8%        4.8%
     2004                  3.4%     4.4%     5.1%     3.8%        4.2%
     2005                  2.4%     2.6%     ---      ---         ---

Merchandising Displays and Corrugated
Packaging Segment Sales
     2003              $75,067  $66,130  $71,738  $78,303    $291,238
     2004               73,518   77,440   75,841   91,475     318,274
     2005               79,510   86,090      ---      ---         ---
Merchandising Displays and Corrugated
 Packaging Income
     2003               $7,221   $5,266   $6,858   $9,224     $28,569
     2004                5,932    7,507    6,096    9,540      29,075
     2005                2,688    4,835      ---      ---         ---
Return on Sales
     2003                  9.6%     8.0%     9.6%    11.8%        9.8%
     2004                  8.1%     9.7%     8.0%    10.4%        9.1%
     2005                  3.4%     5.6%     ---      ---         ---

Paperboard Segment
 Sales
     2003             $121,797 $128,863 $128,855 $130,426    $509,941
     2004              128,262  136,142  138,560  136,918     539,882
     2005              128,703  131,831      ---      ---         ---
Paperboard Income
     2003               $5,308   $6,408   $6,017   $4,031    $ 21,764
     2004                3,130    2,361    2,639    7,621      15,751
     2005                4,354    3,650      ---      ---         ---
Return on Sales
     2003                  4.4%     5.0%     4.7%     3.1%        4.3%
     2004                  2.4%     1.7%     1.9%     5.6%        2.9%
     2005                  3.4%     2.8%     ---      ---         ---

Rock-Tenn Company Quarterly Statistics


Key Financial Statistics
(In Thousands except EPS Data)

                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      ------------------------------------------------

Income (Loss) From Continuing Operations
     2003               $4,945   $7,131   $7,853   $9,612     $29,541
     2004                4,166    3,009   (4,076)   6,552       9,651
     2005                  482      240      ---      ---         ---


Diluted EPS From Continuing Operations
     2003                $0.14    $0.21    $0.23    $0.27       $0.85
     2004                 0.12     0.09    (0.12)    0.18        0.27
     2005                 0.01     0.01      ---      ---         ---

Net Income (Loss)
     2003               $5,070   $7,330   $7,212   $9,964     $29,576
     2004               11,879    2,910   (3,726)   6,585      17,648
     2005                  482      240      ---      ---         ---
Diluted EPS
     2003                $0.15    $0.21    $0.21    $0.28       $0.85
     2004                 0.34     0.08    (0.11)    0.18        0.50
     2005                 0.01     0.01      ---      ---         ---
Depreciation & Amortization
     2003              $17,953  $17,502  $17,791  $19,437     $72,683
     2004               18,602   18,557   18,387   18,643      74,189
     2005               18,451   18,579      ---      ---         ---
Capital Expenditures
     2003              $16,393  $15,002  $12,114  $13,893     $57,402
     2004               15,421   14,923   18,269   12,210      60,823
     2005               10,174   12,278      ---      ---         ---


    Non-GAAP Measures

    Net Debt

    We have defined the non-GAAP measure Net Debt to include the aggregate debt obligations reflected in our balance sheet less the net fair value of hedge adjustments resulting from terminated and existing interest rate derivatives or swaps, the balance of our cash and cash equivalents and certain other investments that we consider to be readily available to satisfy such debt obligations.
    Rock-Tenn management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments. Set forth below is a reconciliation of Net Debt to the most directly comparable GAAP measures, Total Current Maturities of Debt and Total Long-term Debt, Less Current Maturities:


Debt Reconciliation
-------------------

                                          March 31, Dec. 31, Sept. 30,
                                            2005     2004     2004
                                          -------- -------- --------
Total Current Maturities of Debt          $ 75,090 $ 79,100 $ 85,760
Total Long-term Debt, Less Current
 Maturities                                390,691  396,501  398,301
                                           -------- -------- --------
                                           465,781  475,601  484,061
Less:  Net Fair Value Hedge Adjustments
 Resulting From Terminated Interest
 Rate Derivatives or Swaps                 (18,702) (19,915) (21,235)
Less:  Net Fair Value Hedge Adjustments
 Resulting From Existing Interest
 Rate Derivatives or Swaps                   8,937    3,926    2,774
                                           -------- -------- --------
                                           456,016  459,612  465,600
Less:  Cash and Cash Equivalents           (28,505) (29,958) (28,661)
Less:  Investment in Available for Sale
 Securities                                (31,230) (33,230) (28,230)
                                           -------- -------- --------
Net Debt                                  $396,281 $396,424 $408,709
---------------------------------------------------------------------


    CONTACT: Rock-Tenn Company, Atlanta
             David Rees, 678-291-7552